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                                 FOREIGN ASSETS
                              DELEGATION AGREEMENT


         This FOREIGN ASSETS DELEGATION AGREMEENT (the "Agreement") is made this 2nd day of May, 2003 by and between A I M ADVISORS, INC., a Delaware corporation ("AIM") and each registered investment company (the "Investment Companies") and its respective portfolios as listed on Schedule A attached hereto (the "Funds"), as the same may be amended from time to time.

                              W I T N E S S E T H:

         WHEREAS, AIM has agreed to accept responsibility for the selection of foreign countries in which the Funds may invest; and

         WHEREAS, AIM has agreed to accept responsibility for selecting eligible foreign securities depositories in such countries;

         NOW THEREFORE, AIM hereby agrees as follows:

1.       DEFINITIONS.

         A. "ELIGIBLE FOREIGN SECURITIES DEPOSITORY" means a foreign Securities Depository that meets the eligibility requirements of Paragraph 5 hereof.

         B. "FOREIGN ASSETS" means any of a Fund's investments (including foreign currencies) for which the primary market is outside the United States, currency contracts that are settled outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

         C. "PREVAILING COUNTRY RISKS" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country, including but not limited to, such country's political environment; economic and financial infrastructure (including any Eligible Foreign Securities Depositories operating in the country); prevailing or developing custody and settlement practices; laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country; and factors compromising "prevailing country risk", including the effects of foreign law on the safekeeping of Fund assets, the likelihood of expropriation, nationalization, freezing or confiscation of the Fund's assets and any reasonably foreseeable difficulties in repatriating the Fund's assets.

         D.       "PRIMARY CUSTODIAN" means State Street Bank and Trust Company.

         E. "SECURITIES DEPOSITORY" means a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities. A Securities Depository includes an Eligible Foreign Securities Depository.

FOREIGN COUNTRY SELECTION. AIM shall select the foreign countries in which a Fund invests. AIM may determine that an issuer is located in a particular country based on various factors, including the following; (i) the issuer is organized under the laws of and maintains a principal


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office in that country; (ii) the issuer derives 50% or more of its total revenues from business in that country; (iii) the primary market for the issuer's securities is in that country. In addition, in determining whether to maintain assets of Fund in a foreign country, AIM shall consider Prevailing Country Risks. AIM may rely on information provided by computerized information services, such as Bloomberg terminals, in making the foregoing determinations. AIM may also rely on information and opinions provided by the Foreign Custody Manager in making such determinations. AIM may add or delete foreign countries to or from the list of approved foreign countries from time to time, as determined by the AIM employees who are portfolio managers of the Funds.

ELIGIBLE FOREIGN SECURITIES DEPOSITORIES SELECTION. AIM shall select Eligible Foreign Securities Depositories for the placement and maintenance of Foreign Assets. AIM shall not make any such selection unless and until is has determined that a Fund's custody arrangements provide reasonable safeguards against the custody risks associated with maintaining assets with the Eligible Foreign Securities Depository, including:

         A.       Risk Analysis and Monitoring.

                  (1) The Fund and AIM have received from the Primary Custodian (or its agent) an analysis of the custody risks associated with maintaining assets with the Eligible Foreign Securities Depository; and

                  (2) The contract between the Fund and the Primary Custodian requires the Primary Custodian (or its agent) to monitor the custody risks associated with maintaining assets with the Eligible Foreign Securities Depository on a continuing basis, and promptly notify the Fund and AIM of any material change in these risks.

         B. Exercise of Care. The contract between the Fund and the Primary Custodian states that the Primary Custodian will agree to exercise reasonable care, prudence, and diligence in performing the requirements of Paragraphs 3(A)(1) and (2) above, or adhere to a higher standard of care.

WITHDRAWAL FROM FOREIGN SECURITIES DEPOSITORY. If a custody arrangement with a foreign Securities Depository no longer meets the eligibility requirements set forth Paragraph 5 below, AIM shall withdraw the Fund's Foreign Assets from the Securities Depository as soon as reasonably practicable.

DETERMINATION OF ELIGIBILITY. AIM shall determine a foreign Securities Depository to be an Eligible Foreign Securities Depository if it:

         F. Acts as or operates a system for the central handling of securities or equivalent book-entries in the country where it is incorporated, or a transnational system for the central handling of securities or equivalent book-entries;

         G. Is regulated by a foreign financial regulatory authority as defined under section 2(a)(50) of the Investment Company Act of 1940, as amended (the 1940 Act);

         H. Holds assets for the custodian that participates in the system on behalf of the Fund under safekeeping conditions no less favorable than the conditions that apply to other participants;

         I. Maintains records that identify the assets of each participant and segregates the system's own assets from the assets of participants;


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         J.       Provides periodic reports to its participants with respect to its safekeeping of assets, including notices of transfers to or from any participant's account; and

         K. Is subject to periodic examination by regulatory authorities or independent accountants.

REPORTS AND OTHER INFORMATION.

         L. QUARTERLY REPORTS. AIM will submit to the Boards of Directors/Trustees a quarterly report listing all newly approved countries and all countries in which a Fund invested for the first time during the preceding quarter. Such report shall include a revised Appendix 1 to the Foreign Custody and Country Selection Procedures, if applicable, listing the approved countries. AIM will submit to the Boards of Directors/Trustees a quarterly report indicating changes to Eligible Foreign Securities Depositories to the extent such report is not provided by the Primary Custodian.

         M.       OTHER REPORTS. AIM will notify the Boards of
                  Directors/Trustees in writing of any material change in the Eligible Foreign Securities Depositories for a Fund that has not been reported by the Primary Custodian promptly after the occurrence of the material change.

SUPERSEDES PRIOR AGREEMENT. This Agreement supersedes and replaces the Foreign Country Selection and Mandatory Securities Depository Responsibilities Delegation Agreement dated September 9, 1998, as amended.

LIABILITY OF AIM AND THE FUNDS. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of AIM or any of its officers, directors or employees, AIM shall not be subject to liability to the Funds or to any shareholder of the Funds for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in connection with the responsibilities delegated hereunder. Any liability of AIM to one Fund shall not automatically impart liability on the part of AIM to any other Fund. No Fund shall be liable for the obligations of any other Fund.

DELEGATION TO SUB-ADVISORS. AIM may delegate its duties under this Agreement to the sub-advisors for certain Funds for which AIM serves as investment adviser. Such sub-advisors shall have the same obligations and shall be subject to the same standard of care as AIM is under this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

         On behalf of itself and on behalf of its Funds listed on Schedule A hereto, as such Schedule may be amended from time to time:


                                              AIM ADVISOR FUNDS
                                              AIM EQUITY FUNDS
                                              AIM FLOATING RATE FUND
                                              AIM FUNDS GROUP
                                              AIM GROWTH SERIES
                                              AIM INTERNATIONAL FUNDS, INC.
                                              AIM INVESTMENT FUNDS
                                              AIM INVESTMENT SECURITIES FUNDS
                                              AIM SELECT REAL ESTATE INCOME FUND
                                              AIM SERIES TRUST
                                              AIM SPECIAL OPPORTUNITIES FUNDS
                                              AIM SUMMIT FUND
                                              AIM VARIABLE INSURANCE FUNDS
                                              GLOBAL INVESTMENT PORTFOLIO



Attest:  /s/ P. Michelle Grace                By:  /s/ Robert H. Graham
         ----------------------                    -----------------------------
         Assistant Secretary                       Name:  Robert H. Graham
                                                   Title: President



                                              A I M ADVISORS, INC.

Attest:  /s/ P. Michelle Grace                By:  /s/ Kevin M. Carome
         ---------------------                     -----------------------------
         Assistant Secretary                       Name:  Kevin M. Carome
                                                   Title: Senior Vice President

                                                                 As revised 2005

                                   SCHEDULE A
                                     TO THE
                       FOREIGN ASSETS DELEGATION AGREEMENT


AIM CORE ALLOCATION PORTFOLIO SERIES                      AIM INVESTMENT FUNDS

                                                          o   AIM Developing Markets Fund
AIM EQUITY FUNDS                                          o   AIM Global Health Care Fund
                                                          o   AIM Trimark Endeavor Fund
o   AIM Aggressive Growth Fund                            o   AIM Trimark Fund
o   AIM Blue Chip Fund                                    o   AIM Trimark Small Companies Fund
o   AIM Capital Development Fund
o   AIM Charter Fund                                      AIM INVESTMENT SECURITIES FUNDS
o   AIM Constellation Fund
o   AIM Diversified Dividend Fund                         o   AIM Global Real Estate Fund
o   AIM Large Cap Basic Value Fund                        o   AIM High Yield Fund
o   AIM Large Cap Growth Fund                             o   AIM Income Fund
o   AIM Mid Cap Growth Fund                               o   AIM Intermediate Government Fund
o   AIM Select Basic Value Fund                           o   AIM Real Estate Fund
o   AIM Weingarten Fund                                   o   AIM Short Term Bond Fund
                                                          o   AIM Total Return Bond Fund
AIM FLOATING RATE FUND
                                                          AIM SELECT REAL ESTATE INCOME FUND
AIM FUNDS GROUP
                                                          AIM SPECIAL OPPORTUNITIES FUNDS
o   AIM Basic Balanced Fund
o   AIM European Small Company Fund                       o   AIM Opportunities I Fund
o   AIM Global Value Fund                                 o   AIM Opportunities II Fund
o   AIM International Small Company Fund                  o   AIM Opportunities III Fund
o   AIM Mid Cap Basic Value Fund
o   AIM Premier Equity Fund                               AIM SUMMIT FUND
o   AIM Select Equity Fund
o   AIM Small Cap Equity Fund                             AIM VARIABLE INSURANCE FUNDS

AIM GROWTH SERIES                                         o   AIM V.I. Aggressive Growth Fund
                                                          o   AIM V.I. Balanced Fund
o   AIM Basic Value Fund                                  o   AIM V.I. Basic Value Fund
o   AIM Global Equity Fund                                o   AIM V.I. Blue Chip Fund
o   AIM Mid Cap Core Equity Fund                          o   AIM V.I. Capital Appreciation Fund
o   AIM Small Cap Growth Fund                             o   AIM V.I. Capital Development Fund
                                                          o   AIM V.I. Core Equity Fund
AIM INTERNATIONAL MUTUAL FUNDS                            o   AIM V.I. Dent Demographic Trends Fund
                                                          o   AIM V.I. Diversified Income Fund
o   AIM Asia Pacific Growth Fund                          o   AIM V.I. Global Utilities Fund
o   AIM European Growth Fund                              o   AIM V.I. Government Securities Fund
o   AIM Global Aggressive Growth Fund                     o   AIM V.I. Growth Fund
o   AIM Global Growth Fund                                o   AIM V.I. High Yield Fund
o   AIM International Growth Fund                         o   AIM V.I. International Growth Fund
                                                          o   AIM V.I. Large Cap Growth Fund
                                                          o   AIM V.I. Mid Cap Core Equity Fund
                                                          o   AIM V.I. New Technology Fund
                                                          o   AIM V.I. Premier Equity Fund
                                                          o   AIM V.I. Small Cap Equity Fund